Exhibit 99.1

PRODUCTION RESTORED AT ETAME 10H AND 4H WELLS

VAALCO ANNOUNCES OPERATIONAL UPDATE INCLUDING SUCCESSFULLY RESTORING PRODUCTION AT
ETAME 10H AND ETAME 4H WELLS

HOUSTON – January 21, 2020 – VAALCO Energy, Inc. (NYSE: EGY; LSE: EGY) (VAALCO or the Company) today provided an operational update on its 2019/2020 drilling program offshore Gabon.

Highlights

•	Successfully completed a planned workover on the Etame platform for the Etame 10H well and restored 600 gross barrels of oil per day (BOPD), 160 net(1) BOPD to VAALCO;
•	Reported stabilized production rates of 1,000 gross BOPD, 270 net BOPD to VAALCO from the Etame 4H well brought online in December 2019;
•

Mobilized the drilling rig to the Southeast Etame North Tchibala (SEENT) platform and commenced drilling the Southeast Etame 4P appraisal wellbore which will evaluate a previously undrilled Gamba formation step out area;

•	Pending positive results from the appraisal wellbore, VAALCO plans to promptly drill a third development well, the Southeast Etame 4H well, to develop the Gamba step out area;
•	Continued planning for additional workovers to proactively replace electric submersible pumps (ESPs) that are approaching the end of their expected life; and
•	Increased total Company net production to just over 6,000 BOPD, representing a 73% increase over the 2019 full year average of 3,476 net BOPD.

(1)	As has been disclosed in the past, all “net” production rates and volumes are VAALCO’s 31% working interest less 13% royalty payment.

Cary Bounds, Chief Executive Officer, commented, “We continue to see outstanding results from our 2019/2020 drilling campaign.  Our recent workover has restored production from a previously shut-in well at the Etame platform and we are now entering the next phase which is at the SEENT platform. Our 2019/2020 program has significantly increased production and we are excited about drilling our next appraisal wellbore, the Southeast Etame 4P wellbore.  If successful, we plan to immediately drill a development well that can add new production and reserves.  In addition, a successful appraisal wellbore can also provide us with supplementary development opportunities for future drilling campaigns. Upon drilling of the Southeast Etame 4P wellbore, VAALCO will have satisfied the drilling requirements associated with the PSC extension that we finalized in 2018 with the government of Gabon.

Following the drilling in the Southeast Etame field, we plan to complete additional workovers that we believe will save VAALCO time and money by replacing ESP systems that are nearing the end of their expected lives.  In addition to installing our current ESP design, we believe these workovers may add production and improve operational efficiency.”

Operational Update

VAALCO recently began drilling the Southeast Etame 4P appraisal wellbore to evaluate a Gamba step out area in Southeast Etame.  Once this second appraisal wellbore is drilled, VAALCO will have satisfied the drilling commitment under the PSC extension that was signed in late 2018.

As previously noted, if the Southeast Etame 4P appraisal wellbore indicates the presence of hydrocarbons in the Gamba formation, then VAALCO plans to promptly drill a third development well, the Southeast Etame 4H well, which will target 4.0 to 10.0 million gross barrels of prospective resources, as part of the ongoing 2019/2020 drilling campaign.

Prior to drilling the Southeast Etame 4P appraisal wellbore, the Company began the workover of the Etame 10H well to replace the ESP.  The workover was successfully completed, and the ESPs were replaced, which has restored production of approximately 600 gross BOPD, 160 BOPD net to VAALCO.  The ESP failed in September 2019 after 4.5 years of service. In addition, VAALCO restored production on the Etame 4H well by repairing the subsea wellhead. The well was brought online in December 2019 and is flowing at a rate of approximately 1,000 gross BOPD, or 270 net BOPD to VAALCO.

The Company has additional workovers planned to preemptively replace ESP systems that have been online for four to six years which is the expected life of those systems. VAALCO is awaiting joint owner approval on these workovers but using the contracted drilling rig can save time and money and prevent prolonged future production downtime.  VAALCO plans to install its current ESP design, which has been successfully implemented and operated in other wells since mid-year 2018.  In addition, replacing the ESP systems could potentially add production and allow for operational efficiencies.

About VAALCO

VAALCO, founded in 1985, is a Houston, USA based, independent energy company with production, development and exploration assets in the West African region.

The Company is an established operator within the region, holding a 31.1% working interest in the Etame Marin Block, located offshore Gabon, which to date has produced over 110 million barrels of crude oil and of which the Company is the operator.

For Further Information

VAALCO Energy, Inc. (General and Investor Enquiries)	+00 1 713 623 0801
Website:	www.vaalco.com

Al Petrie Advisors (US Investor Relations)	+00 1 713 543 3422
Al Petrie / Chris Delange

Buchanan (UK Financial PR)	+44 (0) 207 466 5000
Ben Romney / Kelsey Traynor / James Husband	VAALCO@buchanan.uk.com

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this press release that address activities, events, plans, expectations, objectives or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements.  Forward-looking  statements include all statements regarding well results, wells anticipated to be drilled and placed on production, future levels of drilling and operational activity and associated expectations, the implementation of the Company's business plans and strategy,  prospect evaluations, prospective resources and reserve growth, as well as statements including the words "believe," "expect," "plans" and words of similar meaning. These statements are based on assumptions made by VAALCO based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Actual future results, including project plans and schedules and resource recoveries could differ materially due to changes in market conditions affecting the oil and gas industry or long-term oil and gas price levels, political or regulatory developments, reservoir performance, the outcome of future exploration and development efforts, technical or operating factors, inflation, general economic conditions, the Company's success in discovering, developing and producing reserves, production and sales differences due to timing of liftings, decisions by future lenders, the risks associated with liquidity, lack of availability of goods, services and capital, environmental risks, drilling risks, foreign regulatory and operational risks, and regulatory changes. There are no assurances the Company can develop probable or possible reserves, or that if developed, probable reserves will become producing reserves to the level of estimates.

These and other risks are further described in VAALCO's annual reports on Form 10-K and quarterly reports on Form 10-Q and other reports filed with the U.S. Securities and Exchange Commission (SEC) which can be reviewed at http://www.sec.gov, or which can be received by contacting VAALCO at 9800 Richmond Avenue, Suite 700, Houston, Texas 77042, (713) 623-0801.  VAALCO disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

References to thickness of oil pay or of a formation where evidence of hydrocarbons have been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil accumulations are not necessarily indicative of future production or ultimate recovery.

Inside Information

This announcement contains inside information as defined in Regulation (EU) No. 596/2014 on market abuse (MAR) and is made in accordance with the Company’s obligations under article 17 of MAR.

Supplemental Reserves Disclosure

This press release contains oil and gas metrics which do not have standardized meanings or standard methods of calculation as classified by the SEC and therefore such measures may not be comparable to similar measures used by other companies. Such metrics have been included herein to provide readers with additional measures to evaluate the Company’s performance; however, such measures are not reliable indicators of the future performance of the Company and future performance may not compare to the performance in previous periods.